UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant	[ x ]
Filed by a Party other than the Registrant	[ ]

Check the appropriate box:

[ x ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to Section 240.14a -12

ABERDENE MINES LIMITED
(Name of Registrant as Specified in its Charter)

_______________________________________________
(Name of Person(s) Filing Proxy Statement, if other than Registrant)

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[ ]	Fee paid previously with preliminary materials.

[ ]

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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	2)	Form, Schedule or Registration Statement No.:

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	4)	Date Filed:

NOTICE OF 2006 SPECIAL MEETING OF STOCKHOLDERS TO BE HELD AUGUST 3, 2006

To Our Stockholders:

Notice is hereby given that the 2006 special meeting (the “Special Meeting”) of the stockholders of Aberdene Mines Limited, a Nevada corporation (the “Company”) will be held at the Renaissance Vancouver Hotel Harbourside at 1133 West Hastings Street, Vancouver, British Columbia, V6E 3T3 on August 3, 2006, commencing at 2:00 p.m. (Pacific Time), for the following purposes:

1.

To approve an amendment to the Company’s Articles of Incorporation to increase the number of authorized shares of common stock, par value $0.00001, from 100,000,000 shares to 500,000,000 shares of common stock;

2.	To approve an amendment to the Company’s Articles of Incorporation by changing the name of the Company from “Aberdene Mines Limited” to “Canyon Copper Corp.”;

3.

To approve an amendment to the Company’s Articles of Incorporation by deleting Article 2 of the Company’s current Articles of Incorporation, referring to the Company’s principal office and the name and address of its resident agent, in its entirety; and

4.	To approve the Company’s 2006 Stock Incentive Plan.

Only stockholders of record at the close of business on June 26, 2006 are entitled to notice of, and to vote at, the Special Meeting.

Stockholders unable to attend the meeting in person are requested to read the enclosed proxy statement and proxy and then complete and deposit the proxy in accordance with its instructions. Unregistered stockholders must deliver their completed proxies in accordance with the instructions given by their financial institution or other intermediary that forwarded the proxy to them.

BY ORDER OF THE BOARD OF DIRECTORS
OF ABERDENE MINES LIMITED

_______________________________________
Bryan Wilson, President and Treasurer
Vancouver, British Columbia
________, 2006

IMPORTANT

Whether or not you expect to attend in person, we urge you to sign, date, and return the enclosed Proxy at your earliest convenience. This will help to ensure the presence of a quorum at the meeting. PROMPTLY SIGNING, DATING, AND RETURNING THE PROXY WILL SAVE ABERDENE MINES LIMITED THE EXPENSE AND EXTRA WORK OF ADDITIONAL SOLICITATION. Sending in your Proxy will not prevent you from voting your stock at the meeting if you desire to do so, as your Proxy is revocable at your option.

Suite 408 – 1199 West Pender Street
Vancouver, BC, Canada V6E 2R1

PROXY STATEMENT
FOR THE 2006 SPECIAL MEETING OF THE STOCKHOLDERS
TO BE HELD ON AUGUST 3, 2006

SPECIAL MEETING

GENERAL

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Aberdene Mines Limited. (“we”, “us”, “our”, the “Company” or “Aberdene”) for use at the 2006 special meeting of the stockholders (the “Special Meeting”) to be held on August 3, 2006 at 2:00 p.m. (Pacific Time) at Renaissance Vancouver Hotel Harbourside at 1133 West Hastings Street, Vancouver, British Columbia, V6E 3T3 and at any adjournment thereof, for the purposes set forth in the accompanying notice of special meeting.

This proxy statement, the notice of meeting and the enclosed form of proxy are expected to be mailed to our stockholders on or about July <*>, 2006.

We do not expect that any matters other than those referred to in this Proxy Statement and the Notice of Meeting will be brought before the Special Meeting. However, if other matters are properly presented before the Special Meeting, the persons named as proxy appointees will vote upon such matters in accordance with their best judgment. The grant of a proxy also will confer discretionary authority on the persons named as proxy appointees to vote in accordance with their best judgment on matters incidental to the conduct of the Special Meeting.

ENTITLEMENT TO VOTE

All holders of record of our shares of common stock, par value $0.00001 per share (the “Common Stock”), at the close of business on June 26, 2006 (the “Record Date”), will be entitled to one vote at the Special Meeting for each one share of Common Stock held of record on the Record Date. Stockholders entitled to vote may do so by voting those shares at the Special Meeting or by proxy in the manner described below under “Voting of Proxies.”

Persons who hold shares of our Common Stock in a “street name” through a broker or other financial institution must follow the instructions regarding how to direct the voting of their shares provided by such broker or financial institution.

SOLICITATION OF PROXIES

This solicitation of proxies is being made by the Company. We will solicit proxies initially by mail. Further solicitations may be made by our directors, officers or employees personally, by telephone, facsimile, e-mail, internet or otherwise, but they will not be specifically compensated for these services. Upon request, we will reimburse brokers, dealers, banks or similar entities acting as nominees for their reasonable expenses incurred in forwarding copies of the proxy materials to the beneficial owners of the shares of our Common Stock they hold as of the record date. We will bear the expenses incurred in connection with printing, filing and mailing of this Proxy Statement.

VOTING OF PROXIES

Stockholders may vote the shares of Common Stock owned by them on the Record Date either by attending the Special Meeting in person or completing and returning a written proxy to the office of our transfer agent, as indicated on the instructions for completion of the proxy. Execution of a proxy will not affect a stockholder’s right to attend the Special Meeting and vote in person.

All shares of Common Stock represented by a properly executed proxy received at or prior to the Special Meeting will be voted in accordance with the instructions contained in that proxy.

REVOCATION OF PROXIES

Stockholders may revoke a proxy, at any time before it is voted, by:

(a)	executing and delivering a written notice of revocation of proxy to our corporate secretary at any time before the taking of the vote at the Special Meeting;

(b)	executing and delivering a later-dated proxy relating to the same shares to our corporate secretary at any time before taking of the vote at the Special Meeting; or

(c)	attending the Special Meeting in person and:

(i) giving affirmative notice at the Special Meeting of their intent to revoke their proxy; and
(ii) voting in person.

Any written revocation of proxy or subsequent later-dated proxy should be delivered to the offices of our legal counsel, O’Neill Law Group PLLC, at Suite 1010, 435 Martin Street, Blaine, WA 98230, Facsimile: (360) 332-2291.

ATTENDANCE AT THE SPECIAL MEETING WILL NOT, BY ITSELF, REVOKE A STOCKHOLDER’S PROXY WITHOUT THE GIVING OF NOTICE OF AN INTENT TO REVOKE THAT PROXY.

IF A PROPERLY EXECUTED AND RETURNED PROXY DOES NOT INDICATE THE STOCKHOLDER’S CHOICE ON ANY OF THE PROPOSALS IN THE ACCOMPANYING NOTICE OF MEETING, THE SHARES REPRESENTED BY THAT PROXY WILL BE VOTED FOR THE APPROVAL OF THAT PROPOSAL.

Shares represented at the Special Meeting by proxy will be voted for or against matters not listed in the accompanying Notice of Meeting that may be properly brought before the Special Meeting at the discretion of the persons named in the proxy as proxyholders. We are not aware of any such matters to be presented at the Special Meeting.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS

We will only deliver one Proxy Statement to multiple stockholders sharing an address unless we have received contrary instructions from one or more of the stockholders. We will promptly deliver a separate copy of this Proxy Statement to a stockholder at a shared address to which a single copy of the document was delivered upon oral or written request to:

Aberdene Mines Limited
c/o Suite 408 – 1199 West Pender Street
Vancouver, BC, Canada V6E 2R1

Stockholders may also address future requests for separate delivery of Proxy Statements and/or annual reports by contacting us at the address listed above.

QUORUM FOR MEETING

In order to hold a valid meeting of our stockholders, a quorum equal to a majority of the shares of Common Stock outstanding must be represented at the meeting. These shares may be represented in person or represented by proxy.

Stockholders who abstain from voting on any or all proposals, but who are present at the Special Meeting or represented at the Special Meeting by a properly executed proxy will have their shares counted as present for the purpose of determining the presence of a quorum. Broker non-votes will also be counted as present at the Special Meeting for the purpose of determining the presence of a quorum. However, abstentions and broker non-votes will not be counted either in favor or against any of the proposals brought before the Special Meeting. A broker non-vote occurs when shares held by a broker for the account of a beneficial owner are not voted for or against a particular proposal because the broker has not received voting instructions from that beneficial owner and the broker does not have discretionary authority to vote those shares.

In the event that a quorum is not present at the Special Meeting, or in the event that a quorum is present but sufficient votes to approve the proposal are not received, the persons named as proxies on the enclosed proxy card may propose one or more adjournments of the Special Meeting to permit further solicitation of proxies. The persons named as proxies will vote upon such adjournment after consideration of all circumstances that may bear upon a decision to adjourn the Special Meeting. Any business that might have been transacted at the Special Meeting originally called may be transacted at any such adjourned session(s) at which a quorum is present. Aberdene will pay the costs of preparing and distributing to shareholders additional proxy materials, if required in connection with any adjournment. Any adjournment will require the affirmative vote of a majority of those securities represented at the Special Meeting in person or by proxy.

VOTES REQUIRED FOR APPROVAL

In order for a proposal to be approved, the number of votes cast at the Special Meeting in favor of the proposal must be greater than the number of votes cast against the proposal. At the close of business on the Record Date, there were 65,555,596 shares of Common Stock outstanding and entitled to vote. The affirmative vote of the holders of a majority of our Common Stock represented at the Special Meeting in person or by proxy is required to:

(a)	approve of the amendment to our Articles of Incorporation to increase our authorized number of shares of our Common Stock, par value $0.00001, from 100,000,000 to 500,000,000;

(b)	approve an amendment to the Company’s Articles of Incorporation by changing the name of the Company from “Aberdene Mines Limited” to “Canyon Copper Corp.”;

(c)

approve an amendment to the Company’s Articles of Incorporation by deleting Article 2 of the Company’s current Articles of Incorporation, referring to the Company’s principal office and the name and address of its resident agent, in its entirety; and

(d)	approve the Company’s 2006 Stock Incentive Plan.

EFFECT OF ABSTENTIONS OR BROKER NON-VOTES

Stockholders may vote for or against the proposals or they may abstain from voting. Abstentions and broker non-votes will be counted for purposes of determining the presence of a quorum at the Special Meeting, but will not be counted as either in favor or against the proposals.

STOCKHOLDER PROPOSALS

No proposals have been received from any stockholder to be considered at the Special Meeting.

STOCKHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

In accordance with the United States Securities and Exchange Commission (the “SEC”) Rule 14a-8, stockholders who wish to present proposals for inclusion into proxy materials to be distributed in connection with our next annual meeting must submit their proposals to our principal executive offices within a reasonable time before we begin to print and mail our proxy materials in connection with our next annual meeting.

Any stockholders who wish to submit a proposal are encouraged to seek independent counsel about SEC requirements. We will not consider any proposals that do not meet the SEC requirements for submitting a proposal. Notices of intention to present proposals for our next annual meeting should be delivered to Aberdene Mines Limited, Suite 408 – 1199 West Pender Street, Vancouver, BC, Canada, V6E 2R1, Attention: Secretary.

CHANGES IN CONTROL OF THE COMPANY

No changes in control of the Company have occurred since the beginning of the fiscal year.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the number of shares of our common stock owned beneficially as of June 26, 2006 by: (i) each of our directors and nominees, (ii) each of our named executive officers, and (iii) officers and directors as a group. Other than as described below, no person or group is known by us to beneficially own more than 5% of our outstanding shares of common stock. Unless otherwise indicated, the stockholders listed possess sole voting and investment power with respect to the shares shown.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Common Stock(1)
Directors and Officers
Common Stock	Benjamin Ainsworth Director And Secretary #408 – 1199 West Pender Street Vancouver British Columbia, Canada V6E 2R1	-Nil-	*
Common Stock	Kurt Bordian Chief Financial Officer #408 – 1199 West Pender Street Vancouver British Columbia, Canada V6E 2R1	540,000 shares Direct (2)	*
Common Stock	John Carlesso Director Suite 815 – 65 Queen St. W. Toronto, Ontario Canada M4S 2E5	1,000,000 shares Direct (3)	1.5%
Common Stock	Milton Datsopoulos Director Suite 201 – 201 West Main Street Missoula, MT 59802	1,000,000 shares Direct (4)	1.5%

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Common Stock(1)
Common Stock	Anthony Harvey Director, Chairman and Chief Executive Officer Ste. 408 – 1199 West Pender Street Vancouver, British Columbia, Canada V6E 2R1	4,660,000 shares Direct (7)	7.1%
Common Stock	Cameron Reynolds Director 49 A/B Hanovergate Mansions Park Rd. London, United Kingdom NW1 4SN	1,392,633 shares(4) Direct	2.1%
Common Stock	Bryan Wilson Director, President and Treasurer 84 Cedarcrest Crescent Richmond Hill, Ontario, Canada L4S 2P4	500,000 shares(4) Direct	*
Common Stock	All Officers and Directors as a Group (7 persons)	9,092,633 shares Direct	13.8%
5% Stockholders
Common Stock	Brent Jardine 1450-409 Granville St. Vancouver, BC, Canada V6C 1T2	19,999,998 shares Direct (4)	30.5%
Common Stock	Anthony Harvey Ste. 408 – 1199 West Pender Street Vancouver, British Columbia, Canada V6E 2R1	4,660,000 shares Direct (7)	7.1%
Common Stock	Clarion Finanz AG Gerbergasse 5 Zurich, Switzerland CH 8023	3,700,000 shares Direct	5.6%

Notes

•	Less than 1%.
(1)

Applicable percentage of ownership is based on 65,555,596 shares of Common Stock outstanding as of June 26, 2006 together with securities exercisable or convertible into shares of Common Stock within 60 days of June 26, 2006 for each stockholder. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of Common Stock subject to securities exercisable or convertible into shares of Common Stock that are currently exercisable or exercisable within 60 days of June 26, 2006 are deemed to be beneficially owned by the person holding such options for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(2)

The number of shares listed as beneficially owned by Mr. Bordian consists of (i) 20,000 shares of Common Stock owned directly by Mr. Bordian, (ii) warrants to purchase 20,000 shares of Common Stock exercisable at $0.50 per share, with each warrant entitling Mr. Bordian to purchase one additional share for a period of two years until February 28, 2008, (iii) options to purchase 500,000 shares of Common Stock exercisable at $0.50 per share until April 5, 2008.

(3)	The number of shares listed as beneficially owned by Mr. Carlesso consists of options to purchase 1,000,000 shares of Common Stock exercisable at $0.50 per share until April 5, 2008.
(4)

The number of shares listed as beneficially owned by Mr. Datsopoulos consists of: (i) options to purchase 500,000 shares of Common Stock exercisable at $0.30 per share until April 8, 2010; and (ii) options to purchase 500,000 shares of Common Stock exercisable at $0.50 per share until April 5, 2011.

(5)

The number of shares listed as beneficially owned by Mr. Reynolds consists of: (i) 192,633 shares of Common Stock held directly by Mr. Reynolds, (ii) options to purchase 700,000 shares of Common Stock exercisable at $0.30 per share until April 8, 2010; and (ii) options to purchase 500,000 shares of Common Stock exercisable at $0.50 per share until April 5, 2011.

(6)	The number of shares listed as beneficially owned by Mr. Wilson consists of options to purchase 500,000 shares of Common Stock exercisable at $0.50 per share until April 5, 2008.
(7)

The number of shares listed as beneficially owned by Mr. Harvey consists of: (i) 4,160,000 shares of Common Stock owned directly by Mr. Harvey and (ii) options to purchase 500,000 shares of Common Stock exercisable at $0.30 per share owned directly by Mr. Harvey.

(8)

The number of shares listed as beneficially owned by Mr. Jardine consists of (i) 18,999,998 shares of Common Stock owned directly by Mr. Jardine, (ii) options to purchase 500,000 shares of Common Stock exercisable at $0.30 per share until April 8, 2010, and (iii) options to purchase 500,000 shares of Common Stock exercisable at $0.50 per share until April 5, 2011.

EXECUTIVE COMPENSATION

Management Compensation

The following table summarizes the compensation awarded to, earned by, or paid to Aberdene’s President and Chief Executive Officer and other officers and directors who received annual compensation in excess of $100,000 (the “Named Executive Officers”) for each of Aberdene’s three most recently completed fiscal years.

SUMMARY COMPENSATION TABLE
			ANNUAL COMPENSATION			LONG TERM COMPENSATION
Name	Title	Year	Salary	Bonus	Other Annual Compen- sation	Awards		Payouts	All Other Compen- sation
						Restricted Stock Awarded	Options/ SARs* (#)	LTIP payouts ($)
Brent Jardine	Former Director, President and CEO	2005 2004 2003	$0 $0 $0	$0 $0 $0	$15,525 $0 $0	0 0 0	500,000 (1) 0 0	$0 $0 $0	$0 $0 $0
Kurt Bordian	CFO(2)	2005 2004 2003	$0 $0 $0	$0 $0 $0	$0 $0 $0	0 0 0	0 0 0	$0 $0 $0	$0 $0 $0
Cameron Reynolds	Former CFO	2005 2004 2003	$0 $0 $0	$0 $0 $0	$41,939 $12,350 $0	0 0 0	700,000 (1) 0 0	$0 $0 $0	$0 $0 $0
Robert F. Weicker	Former President and CEO	2005 2004 2003	$0 $0 $0	$0 $0 $0	$0 $0 $250,000	0 0 0	500,000 (1) 0 0	$0 $0 $0	$0 $0 $0
Hugh Grenfal, Jr.	Former President, CEO, Treasurer, CFO and Director	2005 2004 2003	$0 $0 $0	$0 $0 $0	$0 $0 $0	0 0 0	0 0 0	$0 $0 $0	$0 $0 $0
Andrei Stytsenko	Former Secretary and Director	2005 2004 2003	$0 $0 $0	$0 $0 $0	$0 $0 $0	0 0 0	0 0 0	$0 $0 $0	$0 $0 $0

Notes:

(1)	See “Compensation Of Directors” below for information regarding stock options granted to our named executive officers.
(2)	Mr. Bordian became Chief Financial Officer on January 6, 2006.

Compensation of Directors

We do not regularly compensate our directors for their time spent on behalf of Aberdene, but they are entitled to receive reimbursement for all out of pocket expenses incurred for attendance at our Board of Directors meetings. The following options to purchase our common shares were granted to our directors in 2005. All of the options were vested on the date of grant and are exercisable immediately:

OPTION/SAR GRANTS IN LAST FISCAL YEAR
Name	Number of Securities Underlying Options Granted	% of Total Options Granted To Employees(1)	Exercise Price (per Share)	Market Price on Date of Grant	Expiration Date
Milton Datsopoulos Director and Former Chairman	500,000	17.24	$0.30	$0.37	April 8, 2010
Anthony Harvey Director, Chairman and Chief Executive Officer	500,000	17.24	$0.30	$0.37	April 8, 2010
Brent Jardine Former Director, President and Chief Executive Officer	500,000	17.24	$0.30	$0.37	April 8, 2010
Cameron Reynolds Director	700,000	24.14	$0.30	$0.37	April 8, 2010
Timothy Hipsher Former Director	300,000	10.34	$0.30	$0.37	April 8, 2010
Robert F. Weicker, P.Geo. Former Director	500,000	17.24	$0.30	$0.37	April 8, 2010

Aggregated Option/SAR Exercises in Last Fiscal Year and Financial Year-End Option/SAR Value

No stock options were exercised by Aberdene’s executive officers or directors during the fiscal year ended June 30, 2005.

AGGREGATED OPTION/SAR EXERCISES DURING THE LAST FISCAL YEAR FISCAL YEAR-END OPTION/SAR VALUES
Name	Common Shares Acquired on Exercise ($)	Value Realized ($)	Unexercised Options at Financial Year- End (#) exercisable / unexercisable	Value of Unexercised In-The- Money Options/SARs at Financial Year-End ($) exercisable / unexercisable
Milton Datsopoulos Director and Chairman	Nil	N/A	500,000 / 0	NIL/N/A(1)
Brent Jardine Director, President and Chief Executive Officer	Nil	N/A	500,000 / 0	NIL/N/A(1)
Anthony Harvey Director, Chairman and Chief Executive Officer	Nil	N/A	500,000 / 0	NIL/N/A(1)
Cameron Reynolds Director	Nil	N/A	700,000 / 0	NIL/N/A(1)
Timothy Hipsher Director	Nil	N/A	300,000 / 0	NIL/N/A(1)

AGGREGATED OPTION/SAR EXERCISES DURING THE LAST FISCAL YEAR FISCAL YEAR-END OPTION/SAR VALUES
Name	Common Shares Acquired on Exercise ($)	Value Realized ($)	Unexercised Options at Financial Year- End (#) exercisable / unexercisable	Value of Unexercised In-The- Money Options/SARs at Financial Year-End ($) exercisable / unexercisable
Robert F. Weicker, P.Geo. Director	Nil	N/A	500,000 / 0	NIL/N/A(1)

(1)

The values for “in-the-money” options are calculated by determining the difference between the fair market value of the securities underlying the options as of June 30, 2005 ($0.23 per share on OTC Bulletin Board) and the exercise price of the individual’s options.

EQUITY COMPENSATION PLAN INFORMATION

Our 2004 Non-qualified Stock Option Plan (the “2004 Plan”) is intended to provide incentives to our employees, directors and consultants by providing them with opportunities to purchase shares of our common stock. The 2004 Plan is effective as of June 17, 2004 and all stock options granted under the 2004 Plan must be granted within ten years from the date the 2004 Plan was adopted. We originally registered the 2004 Plan on June 17, 2004 pursuant to a registration statement on Form S-8. Effective April 6, 2005, we amended the 2004 Plan and increased the total of common shares reserved for issuance under the 2004 Plan from one million to a total of four million common shares.

Our Board of Directors is authorized to administer the 2004 Plan. In doing so, our Board of Directors may: (i) designate optionees; (ii) determine the terms and provisions of respective option agreements (which need not be identical) including, but not limited to, the number of shares to be covered by each option, provisions concerning the time or times when and the extent to which the options may be exercised, and the nature and duration of restrictions as to transferability or restrictions constituting substantial risk of forfeiture; (iii) accelerate the right of an optionee to exercise, in whole or in part, any previously granted option; (iv) interpret the provisions and supervise the administration of the 2004 Plan; (v) determine the fair market value of shares issuable under the 2004 Plan; (vi) designate the type of options to be granted to an optionee; and (vii) determine any other matter which is necessary or desirable for, or incidental to, the administration of the 2004 Plan. On April 5, 2006, our Board of Directors approved the 2006 Stock Incentive Plan (the "2006 Plan"). The 2006 Plan became effective on April 5, 2006. The 2006 Plan provides that the option price be the fair market value of the stock at the date of grant as determined by our Board of Directors. Options granted become exercisable and expire as determined by our Board of Directors, see “2006 Stock Incentive Plan”, below.

The following table sets forth certain information concerning all equity compensation plans previously approved by stockholders and all previous equity compensation plans not previously approved by stockholders, as of the most recently completed fiscal year.

EQUITY COMPENSATION PLAN INFORMATION AS AT JUNE 30, 2005
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity Compensation Plans approved by security holders	n/a	n/a	n/a

EQUITY COMPENSATION PLAN INFORMATION AS AT JUNE 30, 2005
Equity Compensation Plans not approved by security holders	3,000,000	$0.30 per share	500,000
Total	3,000,000	$0.30 per share	500,000

2006 Stock Incentive Plan

On April 5, 2006, we established our 2006 Stock Incentive Plan (the “2006 Plan”). The purpose of the 2006 Plan is to enhance the long-term stockholder value of the Company by offering opportunities to our directors, officers, employees and eligible consultants and any entity that directly or indirectly is in control of or is controlled by the Company (a “Related Company”) to acquire and maintain stock ownership in the Company in order to give these persons the opportunity to participate in our growth and success, and to encourage them to remain in our service or a Related Company.

The 2006 Plan is administered by our Board of Directors or by a committee of two or more non-employee directors appointed by our Board of Directors (the "Plan Administrator"). Subject to the provisions of the 2006 Plan, the Plan Administrator has full and final authority to grant the awards of stock options and to determine the terms and conditions of the awards and the number of shares to be issued pursuant thereto. Options granted under the 2006 Plan may be either "incentive stock options," which qualify for special tax treatment under the Internal Revenue Code of 1986, as amended, (the "Code"), nonqualified stock options or restricted shares.

All of our employees and members of our Board of Directors are eligible to be granted options. Individuals who have rendered or are expected to render advisory or consulting services to us are also eligible to receive options. The maximum number of shares of our Common Stock with respect to which options or rights may be granted under the 2006 Plan to any participant is 10,000,000 share with the number of authorized shares under the 2006 Plan increasing on the first day of each quarter beginning with the fiscal quarter commencing April 1, 2006 by the lesser of the following amounts: (1) 15% of the total increase in the number of shares of Common Stock outstanding during the previous fiscal quarter; or (2) a lesser number of shares of Common Stock as may be determined by the Board, subject to certain adjustments to prevent dilution.

The exact terms of the option granted are contained in an option agreement between us and the person to whom such option is granted. Eligible employees are not required to pay anything to receive options. The exercise price for incentive stock options must be no less than 75% of the fair market value of the Common Stock on the date of grant. The exercise price for nonqualified stock options is determined by the Plan Administrator in its sole and complete discretion. An option holder may exercise options from time to time, subject to vesting. Options will vest immediately upon death or disability of a participant and upon certain change of control events.

The Plan Administrator may amend the 2006 Plan at any time and in any manner, subject to the following: (1) no recipient of any award may, without his or her consent, be deprived thereof or of any of his or her rights thereunder or with respect thereto as a result of such amendment or termination; and (2) any outstanding incentive stock option that is modified, extended, renewed, or otherwise altered must be treated in accordance with Section 424(h) of the Code.

The 2006 Plan terminates on April 5, 2016 unless sooner terminated by action of our Board of Directors. All awards granted under the 2006 Plan expire ten years from the date of grant, or such shorter period as is determined by the Plan Administrator. No option is exercisable by any person after such expiration. If an award expires, terminates or is canceled, the shares of our Common Stock not purchased thereunder may again be available for issuance under the 2006 Plan.

We have not yet filed a registration statement under the Securities Act of 1933 to register the shares of our Common Stock reserved for issuance under the 2006 Plan.

None of the following persons has any substantial or material interest, directly or indirectly, by way of beneficial ownership of securities or otherwise, in any matter to be acted on at the special meeting except for our current and future directors and executive officers inasmuch as they may be granted stock options or stock awards pursuant to our 2006 Plan:

1.	each person who has been one of our directors or executive officers at any time since the beginning of our last fiscal year;

2.	each nominee for election as one of our directors; or

3.	any affiliate or associate of any of the foregoing persons.

PROPOSAL NUMBER ONE

AMENDMENT OF
ARTICLES OF INCORPORATION TO
INCREASE THE NUMBER OF SHARES OF AUTHORIZED COMMON STOCK

On June 8, 2006, our Board of Directors approved an amendment to the Articles of Incorporation of Aberdene to increase our authorized Common Stock from 100,000,000 shares to 500,000,000 shares of Common Stock. The increase to the number of shares will require an amendment to our Articles of Incorporation. Our Board of Directors has directed that the increase to the shares of authorized Common Stock and the corresponding amendment and restatement of our Articles of Incorporation be submitted for approval by our stockholders.

Our Board of Directors has determined that it would be in the best interests of the Company to amend its Articles of Incorporation to increase the number of authorized shares of Common Stock from 100,000,000 shares to 500,000,000 shares of Common Stock. Each additional share of Common Stock will have the same rights and privileges as each share of currently authorized Common Stock. Our Board of Directors believes that it is in the best interests of Aberdene to increase the number of authorized shares in order to give us greater flexibility in financing our business operations and to allow us to avoid holding further stockholder meetings to increase our authorized capital to meet our financing requirements. The increase to the number of our authorized shares of common stock is also necessary as we currently do not have a sufficient number of authorized shares of our common stock available to be issued upon the exercise of outstanding stock options, share purchase warrants, the conversion of the outstanding shares of our Series A Preferred Stock and our proposed financings. The shares will be available for issuance by our Board of Directors for proper corporate purposes, including but not limited to, stock dividends, stock splits, acquisitions, financings and compensation plans. The issuance of additional shares of Common Stock could have the effect of diluting earnings per share, voting power and shareholdings of stockholders. It could also have the effect of making it more difficult for a third party to acquire control of Aberdene. Current stockholders do not have pre-emptive rights to subscribe for, purchase or reserve any shares of our authorized capital stock.

If the increase to our authorized shares of Common Stock is approved by our stockholders, we will file amended and Restated Articles of Incorporation in the form attached as Schedule “A” hereto with the Secretary of the State of Nevada as practicable after stockholder approval is obtained.

REQUIRED VOTE

The affirmative approval of the holders of record on the Record Date of a majority of the voting power of the outstanding shares of Common Stock present at the Special Meeting, either in person or by proxy, is required to approve Proposal Number One.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE INCREASE TO THE AUTHORIZED NUMBER OF SHARES OF COMMON STOCK AND A CORRESPONDING AMENDMENT TO OUR ARTICLES OF INCORPORATION. A COPY OF THE PROPOSED AMENDED AND RESTATED ARTICLES IS ATTACHED AS SCHEDULE “A” HERETO.

PROPOSAL NUMBER TWO

AMENDMENT OF
ARTICLES OF INCORPORATION TO CHANGE NAME OF COMPANY TO “CANYON COPPER CORP.”

Effective on June 8, 2006, our Board of Directors executed a written consent authorizing, and recommending that our stockholders approve a proposal to change our name from “Aberdene Mines Limited” to “Canyon Copper Corp.” or such other similar name as may be available. The Amended and Restated Certificate of Incorporation is attached hereto as Schedule “A”. Our Board of Directors believes that the new name, Canyon Copper Corp., will more accurately reflect our current business activities in the area of copper exploration and will promote public recognition and more accurately reflect our operations and business focus.

Effectiveness of the Name Change

If approved by our stockholders, the change in our name will become effective upon the filing of Amended and Restated Articles of Incorporation with the Secretary of State of the State of Nevada. We intend to file Amended and Restated Articles of Incorporation as soon as practicable once stockholder approval is obtained. Additionally, if the name change is approved at the Meeting, we will promptly thereafter change our OTC Bulletin Board trading symbol. Our new OTC Bulletin Board trading symbol will be determined at the time the name change becomes effective.

Changing the name of the Company will not have any effect on the rights of existing shareholders. The proposed name change will not affect the validity or transferability of currently outstanding stock certificates, and shareholders will not be requested to surrender for exchange any stock certificates they hold.

No Appraisal Rights

Under Nevada law, our stockholders are not entitled to appraisal rights with respect to a change in our name.

Required Vote

The affirmative approval of the holders of record on the Record Date of a majority of the voting power of the outstanding shares of Common Stock present at the Special Meeting, either in person or by proxy, is required to approve Proposal No. 2.

THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE ADOPTION AND APPROVAL OF THE PROPOSED AMENDMENT TO OUR ARTICLES OF INCORPORATION TO GIVE EFFECT TO THE NAME CHANGE. A COPY OF THE PROPOSED AMENDED AND RESTATED ARTICLES IS ATTACHED AS SCHEDULE “A” HERETO.

PROPOSAL NUMBER THREE

AMENDMENT OF
OUR ARTICLES OF INCORPORATION
BY DELETING REFERENCE TO PRINCIPAL OFFICE AND RESIDENT AGENT NAME AND ADDRESS

Effective on June 8, 2006, our Board of Directors executed a written consent authorizing and recommending that our stockholders approve a proposal to amend our Articles of Incorporation by deleting Article 2 in its entirety. Article 2 of our Articles of Incorporation as currently amended states as follows:

“SECOND

Its principal office in the state of Nevada is located at 5844 South Pecos Road, Suite D, Las Vegas, Nevada 89120 The name and address of its resident agent is Pacific Corporate Services, 5844 South Pecos Road, Suite D, Las Vegas, Nevada 89120.”

Our current resident agent is Camlex Management (Nevada) Inc. and our current registered office is located at 8275 S. Eastern Avenue, Suite 200, Las Vegas, Nevada 89123. We no longer maintain an office or address at 5844 South Pecos Road, Suite D, Las Vegas, Nevada 89120. As such, we believe that it is no longer appropriate to include Article 2 in our Amended and Restated Articles of Incorporation.

Effectiveness of the Amendment

If approved by our stockholders, the amendment to our Articles of Incorporation deleting Article 2 in its entirety will become effective upon the filing of Restated Articles of Incorporation with the Secretary of State of the State of Nevada. We intend to file Restated Articles of Incorporation in the form attached hereto as Schedule “A” as soon as practicable once stockholder approval is obtained.

No Appraisal Rights

Under Nevada law, our stockholders are not entitled to appraisal rights in connection with the deletion of Article 2 from our Articles of Incorporation.

Required Vote

The affirmative approval of the holders of record on the Record Date of a majority of the voting power of the outstanding shares of Common Stock present at the Special Meeting, either in person or by proxy, is required to approve Proposal No. 3.

THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE ADOPTION AND APPROVAL OF THE PROPOSED AMENDMENT TO OUR ARTICLES OF INCORPORATION BY DELETING ARTICLE 2 IN ITS ENTIRETY. A COPY OF THE PROPOSED AMENDED AND RESTATED ARTICLES IS ATTACHED AS SCHEDULE “A” HERETO.

PROPOSAL NUMBER FOUR

APPROVAL AND ADOPTION OF
THE 2006 STOCK INCENTIVE PLAN

GENERAL

On April 5, 2006, our Board of Directors established the 2006 Stock Incentive Plan expiring on April 5, 2016 (the “2006 Plan”).

Our Board of Directors has determined that it would be in the best interests of Aberdene to adopt and approve a new long-term stock incentive plan which will facilitate the continued use of long-term equity-based incentives and rewards for the foreseeable future. We expect equity-based incentives to comprise an important part of the compensation packages needed to attract qualified executives, key employees, directors and consultants to Aberdene and in providing long-term incentives and rewards to those individuals responsible for our success. Accordingly, our Board of Directors approved, subject to the approval of our stockholders, the 2006 Plan. Stockholder approval of the 2006 Plan is expected to ensure that we will have a sufficient number of long-term equity-based incentives and rewards to issue to its future employees as well as to help ensure, to the extent possible, the tax deductibility by Aberdene of awards under the 2006 Plan for purposes of Section 162(m) of the Internal Revenue Code of 1986 (the "Code"). The Internal Revenue Code of 1986 (the “Internal Revenue Code”), among other things, provides certain tax advantages to persons granted stock options under a qualifying "incentive stock option plan." In order to take advantage of the favorable tax attributes associated with such options that may be granted under the 2006 Plan, it is proposed that the shareholders approve the 2006 Plan.

The 2006 Plan will be effective following stockholder approval. The material terms of the 2006 Plan are summarized below. The summary is qualified in its entirety by reference to the specific provisions of the 2006 Plan, the full text of which is set forth as Schedule “B” to this Proxy Statement.

Purpose

The purpose of the 2006 Plan is to enhance the long-term stockholder value of the Company by offering opportunities to our directors, officers, employees and eligible consultants and any entity that directly or indirectly is in control of or is controlled by the Company (a “Related Company”) to acquire and maintain stock ownership in the Company in order to give these persons the opportunity to participate in our growth and success, and to encourage them to remain in our service or a Related Company.

Administration and Eligibility

The 2006 Plan is required to be administered by our Board of Directors or a committee appointed by, and consisting of two or more members of our Board of Directors (the “Plan Administrator”). The Plan Administrator has the exclusive authority, in its discretion, to determine all matters relating to any option granted (“Awards”) under the 2006 Plan including: (i) the selection of individuals to be granted Awards; (ii) the type of Awards; (iii) the number of shares of Common Stock subject to an Award; (iv) all terms, conditions, restrictions and limitations, if any, of an Award; and (v) the terms of any instrument that evidences the Award.

The Plan Administrator also has exclusive authority to interpret the 2006 Plan and the terms of any instrument evidencing the Award and may from time to time adopt and change rules and regulations of general application for the 2006 Plan’s administration. The Plan Administrator’s interpretation of the 2006 Plan and its rules and regulations is conclusive and binding on all parties involved or affected.

Stock Subject To The 2006 Plan

Options that are eligible for grant under the 2006 Plan to Participants include: (a) incentive stock options, whereby we will grant options to purchase shares of our common stock to Participants with the intention that the options qualify as "incentive stock options" as that term is defined in Section 422 of the Internal Revenue Code; or (b) non-incentive stock options, whereby we will grant options to purchase shares of our common stock to Participants that do not qualify as "incentive stock options" under the Internal Revenue Code. The 2006 Plan provides that up to Ten

Million (10,000,000) shares of Common Stock are available for granting of awards under the 2006 Plan, with the number of authorized shares under the 2006 Plan increasing on the first day of each quarter beginning with the fiscal quarter commencing April 1, 2006 by the lesser of the following amounts: (1) 15% of the total increase in the number of shares of Common Stock outstanding during the previous fiscal quarter; or (2) a lesser number of shares of Common Stock as may be determined by the Board.

Terms of Awards

The Plan Administrator has the authority in its sole discretion to grant Awards to participants as incentive stock options or as non-qualified stock options, as appropriate.

Unless an earlier termination date is set by the Plan Administrator, Awards under the 2006 Plan will terminate at the earliest of the following:

(a)	Ten (10) years after the Award is granted;

(b)	On the day the employee’s employment terminates (or ceases to provide services to the Company if the grantee is a non-employee director or a consultant) (the “Employment Termination Date”);

(c)

Ninety (90) days after the Employment Termination Date, if the Participant's Employment Termination Date occurs by reason of retirement, resignation or for any other reasons other than for cause, disability or death; or

(d)	Six (6) months after the Employment Termination Date, if the termination or cessation of services is a result of death or disability.

To the extent that the right to purchase shares under an Award has vested, in order to exercise the Award the participant must execute and deliver to the Company a written stock option exercise agreement or notice in a form and in accordance with procedures established by the Plan Administrator. In addition, the full exercise price of the Option Award must be delivered to the Company and must be paid in a form acceptable to the Plan Administrator.

The exact terms of the option granted are contained in an option agreement between us and the person to whom such option is granted. Eligible employees are not required to pay anything to receive options. The exercise price for incentive stock options must be no less than 75% of the fair market value of the Common Stock on the date of grant. The exercise price for nonqualified stock options is determined by the Plan Administrator in its sole and complete discretion. An option holder may exercise options from time to time, subject to vesting. Options will vest immediately upon death or disability of a participant and upon certain change of control events.

Options will become exercisable by the participants in such amounts and at such times as shall be determined by the Plan Administrator in each individual grant. Options are not transferable except by will or by the laws of descent and distribution. Options granted under the 2006 Plan will become exercisable in the manner at the times and in the amounts determined by the Plan Administrator. Participants may exercise options by delivery to the Company of a written stock option exercise agreement or notice, in a form and in accordance with procedures established by the Plan Administrator, setting forth the number of shares purchased under such exercise agreement, accompanied by payment in full in the form of a check or bank draft or other method of payment or some combination thereof as may be acceptable to the Plan Administrator. All incentive stock options granted under the 2006 Plan must comply with Section 422 of the Code.

Adjustments

In the event a stock dividend, stock split, spin-off, combination or exchange of shares, recapitalization, merger, consolidation, distribution to stockholders other than a normal cash dividend, or other change in our corporate or capital structure, including without limitation, a related party transaction, results in: (a) the outstanding shares of Common Stock, or any securities exchanged therefore or received in their place, being exchanged for a different number or kind of securities of the Company or of any other corporation, or (b) new, different or additional securities of the Company or of any other corporation being received by the holders of shares of our Common Stock, then the Plan Administrator generally has the authority to adjust (i) the maximum number and kind of securities subject to the

2006 Plan and issuable as incentive stock options and the maximum number and kind of securities that may be made subject to Awards to any individual and (ii) the number and kind of securities that are subject to any outstanding Award and the per share price of such securities, without any change in the aggregate price to be paid therefore. Any adjustment will be made in compliance with Section 409A of the Code.

Limits on Assignment

Neither an Award nor any interest therein may be assigned, pledged or transferred by the participant or made subject to attachment or similar proceedings other than by will or by the applicable laws of descent and distribution, and during the participant’s lifetime, such Awards may be exercised only by the participant. However, to the extent permitted by Section 422 of the Code, the Plan Administrator, in its sole discretion, may permit a participant to assign or transfer an Award or may permit a participant to designate a beneficiary who may exercise the Award or receive payment under the Award after the participant’s death.

Settlement of Awards

We may settle Awards through the delivery of shares of our Common Stock, the granting of replacement Awards or any combination thereof as determined by the Plan Administrator. Any Award settlement, including payment deferrals, may be subject to such conditions, restrictions and contingencies as determined by the Plan Administrator. The Plan Administrator may permit or require the deferral of any Award payment, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest, or dividend equivalents, including converting such credits into deferred stock equivalents.

Amendment or Termination of Plan

Our Board of Directors may suspend, amend or terminate the 2006 Plan or any portion of the 2006 Plan at any time and in such respects as it shall deem advisable, provided that, to the extent required for compliance with Section 422 of the Code or any applicable law or regulation, stockholder approval will be required for any amendment that would: (a) increase the total number of shares available for issuance under the 2006 Plan, (b) modify the class of employees eligible to receive options, or (c) otherwise require stockholder approval under any applicable law or regulation. Any amendment made to the 2006 Plan that would constitute a “modification” to incentive stock options outstanding on the date of such amendment shall not, without the consent of the participant, be applicable to such outstanding incentive stock options but shall have prospective effect only.

Withholding

The Plan Administrator may permit or require a participant to satisfy all or part of his or her tax withholding obligations by: (a) paying cash to the Company, (b) having the Company withhold from any cash amounts otherwise due or to become due from the Company to the participant, (c) having the Company withhold a portion of any shares of Common Stock that would otherwise be issued to the participant having a value equal to the tax withholding obligations (up to the employer’s minimum required tax withholding rate), or (d) surrendering any shares of Common Stock that the participant previously acquired having a value equal to the tax withholding obligations (up to the employer’s minimum required tax withholding rate to the extent the participant has held the surrendered shares for less than six months.

Certain Federal Income Tax Consequences

Non-Qualified Stock Options

The grant of Non-Qualified Stock Options generally will not be a taxable event to a participant under United States federal income tax laws so long as the option does not have a readily ascertainable fair market value. Options granted pursuant to the 2006 Plan should not have a readily ascertainable fair market value because they are not actively traded on an established securities market, are not transferable and will have more than a nominal exercise price. Accordingly, the participant will not likely be subject to any income tax consequences with respect to the granting of a Non-Qualified Stock Option unless and until the option is exercised.

Upon the exercise of a Non-Qualified Stock Option, the participant will generally have to recognize ordinary compensation income equal to the difference between the exercise price and the fair market value of the Company’s Common Stock on the date of exercise. However, if the shares to be received upon exercise of the Non-Qualified Stock Option are subject to restrictions, the participant may not have to recognize income upon exercise, and may be able to defer recognition until the shares have vested.

Incentive Stock Options

As with Non-Qualified Stock Options, generally there will not be any tax consequences to a participant upon the grant of an Incentive Stock Option. However, unlike Non-Qualified Stock Options, participants will generally not be required to recognize income upon the exercise of an Incentive Stock Option. If the participant holds the shares received upon exercise of an Incentive Stock Option for a minimum of two years from the date the Award was granted and for a minimum of one year after exercise, then any gain recognized by the participant upon disposition of the shares will generally be treated as a capital gain. If the participant holds the shares for less than this period, then a portion of the gain, equal to the difference between the fair market value of the shares on the date the option was exercised and the exercise price of the shares, will be treated as ordinary income. The remaining portion of the gain will be treated as a capital gain. Any loss recognized upon disposition will generally be characterized as a capital loss.

Withholding Obligations

If a participant is an employee, United States federal and state withholding obligations for income and employment tax purposes may arise at the time that Non-Qualified Stock Options are exercised.

Relevant withholding taxes may include federal income tax, social security, medicare, state income tax (if applicable), state disability or unemployment (if applicable), and local taxes (if applicable).

Effective Date of Plan

The effective date is April 5, 2006. If our stockholders do not approve the 2006 Plan within 12 months after our Board of Directors’ adoption of the 2006 Plan, any incentive stock options granted under the 2006 Plan will be treated as Non-Qualified Stock Options.

New Plan Benefits

The following table sets forth certain information regarding benefits or amounts that will be received by or allocated to each of the following individuals under the 2006 Plan upon approval by our stockholders of the amendments thereto: (i) each of the executive officers named in the Summary Compensation Table above; (ii) all current executive officers as a group; (iii) all current directors who are not executive officers as a group; and (iv) all employees, excluding executive officers, as a group.

Name and Position	Stock Incentive Plan
	Dollar Value	Number of
	($)(1)	Shares(2)(3)
Anthony Harvey, Chairman and Director	-	-
Bryan Wilson, President and Treasurer	250,000	500,000
Kurt Bordian, Chief Financial Officer	250,000	500,000
Benjamin Ainsworth, Secretary	-	-
Milton Datsopoulos, Director	250,000	500,000
John Carlesso, Director	500,000	1,000,000
Cameron Reynolds, Director	250,000	500,000
All current executive officers as a group (4 persons)	500,000	1,000,000
All current directors who are not executive officers as a group (3 persons)	1,000,000	2,000,000
All employees, excluding executive officers as a group	1.250,000	2,500,000

Notes

(1)	The dollar value is calculated as the number of options granted multiplied by the option price.

(2)	The future option grants to our executive officers are not determinable at this time because, under the terms of the 2006 Plan, such grants are made in the discretion of our board of directors.
(3)

The future option grants to our directors who are not executive officers are not determinable at this time because, under the terms of the 2006 Plan, such grants are made in the discretion of our board of directors.

The following table sets forth the options granted under the 2006 Plan to: (i) the executive officers named in the Summary Compensation Table above; (ii) all current executive officers as a group; (iii) all current directors who are not executive officers as a group; (iv) each associate of any such directors, executive officers or nominees; (v) each person who has received or is to receive 5% of such options or rights; and (vi) all employees, excluding executive officers, as a group:

Name	Options Granted	Exercise Price	Expiration Date
	through June 26, 2006
Anthony Harvey, Chairman and Director	-	-	-
Bryan Wilson, President and Treasurer	500,000	$0.50	April 5, 2008
Kurt Bordian, Chief Financial Officer	500,000	$0.50	April 5, 2008
Benjamin Ainsworth, Secretary	-	-	-
Milton Datsopoulos, Director	500,000	$0.50	April 5, 2011
John Carlesso, Director	1,000,000	$0.50	April 5, 2008
Cameron Reynolds, Director	500,000	$0.50	April 5, 2011
All current executive officers as a group	1,000,000	$0.50
All current directors who are not executive officers as a group	2,000,000	$0.50
Each associate of any directors , executive officers or nominees	-	-
All Employees, excluding executive officers, as a group	2,500,000	$0.50

REQUIRED VOTE

The affirmative approval of the holders of record on the Record Date of a majority of the voting power of the outstanding shares of Common Stock present at the Special Meeting, either in person or by proxy, is required to approve Proposal Number Four.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE ADOPTION AND APPROVAL OF THE 2006 STOCK INCENTIVE PLAN. A COPY OF THE 2006 STOCK INCENTIVE PLAN IS ATTACHED AS SCHEDULE “B” HERETO.

FORWARD–LOOKING STATEMENTS

This proxy statement includes statements that are not historical facts. These statements, identified by words such as “plan”, "anticipate", "believe", "estimate", "should," "expect" and similar expressions, include our expectations and objectives regarding our future financial position, operating results and business strategy. These statements reflect the current views of management with respect to future events and are subject to risks, uncertainties and other factors that may cause our actual results, performance or achievements, or industry results, to be materially different from those described in the forward-looking statements. As such, these forward-looking statements involve uncertainty and risk. Other factors and assumptions not identified above could also cause the actual results to differ materially from those set forth in any forward-looking statement. We advise you to carefully review the reports and documents we file from time to time with the Securities and Exchange Commission (“SEC”), particularly our annual reports on Form 10-KSB, quarterly reports on Form 10-QSB and our current reports on Form 8-K.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended. We file reports, proxy statements and other information with the SEC. You may read and copy these reports, proxy statements and other information at the SEC’s Public Reference Section of the SEC, Room 1580, 100 F Street NE, Washington D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website, located at www.sec.gov that contains reports, proxy statements and other information regarding companies and individuals that file electronically with the SEC.

BY ORDER OF THE BOARD OF DIRECTORS
OF ABERDENE MINES LIMITED

Date: July ___, 2006

BRYAN WILSON
President and Treasurer
Aberdene Mines Limited

SCHEDULE “A”

Amended and Restated Articles of Incorporation

DEAN HELLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Certificate to Accompany Restated Articles (PURSUANT TO NRS)

Important: Read attached instructions before completing form.	ABOVE SPACE IS FOR OFFICE USE ONLY

This Form is to Accompany Restated Articles of Incorporation
(Pursuant to NRS 78.403, 82.371, 86.221, 88.355 or 88A.250)
(This form is also to be used to accompany Restated Articles for Limited-Liability Companies, Certificates of
Limited Partnership, Limited-Liability Limited Partnerships and Business Trusts)

1. Name of Nevada entity as last recorded in this office:

ABERDENE MINES LIMITED

2. The articles are being [ ] Restated or [x] Amended and Restated (check only one). Please entitle your attached articles ''Restated'' or ''Amended and Restated,'' accordingly.

3. Indicate what changes have been made by checking the appropriate box.*

[ ]

No amendments; articles are restated only and are signed by an officer of the corporation who has been authorized to execute the certificate by resolution of the board of directors adopted on The certificate correctly sets forth the text of the articles or certificate as amended to the date of the certificate.

[x]	The entity name has been amended.

[ ]	The resident agent has been changed. (attach Certificate of Acceptance from new resident agent)

[ ]	The purpose of the entity has been amended.

[x]	The authorized shares have been amended.

[ ]	The directors, managers or general partners have been amended.

[ ]	IRS tax language has been added.

[ ]	Articles have been added.

[x]	Articles have been deleted.

[ ]	Other. The articles or certificate have been amended as follows: (provide article numbers, if available)

* This form is to accompany Restated Articles which contain newly altered or amended articles. The Restated Articles must contain all of the requirements as set forth in the statutes for amending or altering the articles or certificates IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees. See attached fee schedule.	Nevada Secretary of State AM RESTATED 2003
Revised on: 10127/03

Reset

AMENDED AND RESTATED ARTICLES OF INCORPORATION
OF
ABERDENE MINES LIMITED

(Pursuant to NRS 78.390 and 78.403)

          The undersigned hereby adopts as its chartering document these Restated Articles of Incorporation:

          1. Name. The name of the Corporation shall be:

CANYON COPPER CORP.

          2. Purpose. The purpose or purposes for which the Corporation is organized:

To engage in and carry on any lawful business activity or trade, and any activities necessary, convenient, or desirable to accomplish such purposes, not forbidden by law or by these articles of incorporation.

          3. Capitalization. The aggregate number of shares which the Corporation shall have authority to issue is SIX HUNDRED MILLION (600,000,000) shares, of which FIVE HUNDRED MILLION (500,000,000) shares will be Common Stock with a par value of $0.00001, and ONE HUNDRED MILLION (100,000,000) shares will be Preferred Stock with a par value of $0.00001. The Common and/or Preferred Stock of the Company may be issued from time to time without prior approval by the stockholders. The Common and/or Preferred Stock may be issued for such consideration as may be fixed from time to time by the Board of Directors.

The Preferred Stock may be divided into and issued in series. The Board of Directors of the Corporation is authorized to divide the authorized shares of Preferred Stock into one or more series, each of which shall be so designated as to distinguish the shares thereof from the shares of all other series and classes. The Board of Directors of the Corporation is authorized, within any limitations prescribed by law and this Article, to fix and determine the designations, rights, qualifications, preferences, limitations and terms of the shares of any series of Preferred Stock including but not limited to the following:

(a)	The rate of dividend, the time of payment of dividends, whether dividends are cumulative, and the date from which any dividends shall accrue;

(b)	Whether shares may be redeemed, and, if so, the redemption price and the terms and conditions of redemption;

(c)	The amount payable upon shares in the event of voluntary or involuntary liquidation;

(d)	Sinking fund or other provisions, if any, for the redemption or purchase of shares;

(e)	The terms and conditions on which shares may be converted, if the shares of any series are issued with the privilege of conversion;

(f)

Voting powers, if any, provided that if any of the Preferred Stock or series thereof shall have voting rights, such Preferred Stock or series shall vote only on a share for share basis with the Common Stock on any matter, including but not limited to the election of directors, for which such Preferred Stock or series has such rights; and

(g)

Subject to the foregoing, such other terms, qualifications, privileges, limitations, options, restrictions, and special or relative rights and preferences, if any, of shares or such series as the Board of Directors of the Corporation may, at the time so acting, lawfully fix and determine under the laws of the State of Nevada.

The Corporation shall not declare, pay or set apart for payment any dividend or other distribution (unless payable solely in shares of Common Stock or other class of stock junior to the Preferred Stock as to dividends or upon liquidation) in respect of Common Stock, or other class of stock junior to the Preferred Stock, nor shall it redeem, purchase or otherwise acquire for consideration shares of any of the foregoing, unless dividends, if any, payable to holders of Preferred Stock for the current period (and in the case of cumulative dividends, if any, payable to holders of Preferred Stock for the current period and in the case of cumulative dividends, if any, for all past periods) have been paid, are being paid or have been set aside for payment, in accordance with the terms of the Preferred Stock, as fixed by the Board of Directors.

In the event of the liquidation of the Corporation, holders of Preferred Stock shall be entitled to receive, before any payment or distribution on the Common Stock or any other class of stock junior to the Preferred Stock upon liquidation, a distribution per share in the amount of the liquidation preference, if any, fixed or determined in accordance with the terms of such Preferred Stock plus, if so provided in such terms, an amount per share equal to accumulated and unpaid dividends in respect of such Preferred Stock (whether or not earned or declared) to the date of such distribution. Neither the sale, lease or exchange of all or substantially all of the property and assets of the Corporation, nor any consolidation or merger of the Corporation, shall be deemed to be a liquidation for the purposes of this Article.

          4. Directors. The governing board of this Corporation shall be known as directors, and the number of directors may from time to time be increased or decreased in such manner as shall be provided by the bylaws of this Corporation. The number of members of the Board of Directors shall not be less than one nor more than thirteen.

          5. Assessments. The capital stock, after the amount of the subscription price, or par value, has been paid in shall not be subject to assessment to pay the debts of the Corporation.

          6. Term. The Corporation shall have perpetual existence.

          7. Powers of Directors. In furtherance, and not in limitation of the powers conferred by statute, the board of directors is expressly authorized:

Subject to the bylaws, if any, adopted by the stockholders, to make, alter or amend the bylaws of the Corporation:

(a)

To fix the amount to be reserved as working capital over and above its capital stock paid in, to authorize and cause to be executed mortgages and liens upon the real and personal property of this Corporation.

(b)

By resolution passed by a majority of the whole board, to designate one (1) or more committees, each committee to consist of one (1) or more of the directors of the Corporation, which, to the extent provided in the resolution or in the bylaws of the Corporation, shall have and may exercise the powers of the board of directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be stated in the bylaws of the Corporation or as may be determined from time to time by resolution adopted by the board of directors..

(c)

When and as authorized by the affirmative vote of stockholders holding stock entitling them to exercise at least a majority of the voting power given at a stockholders' meeting called for that purpose, or when authorized by the written consent of the holders of at least a majority of the voting stock issued and outstanding, the board of directors shall have power and authority at any meeting to sell, lease or exchange all of the property and assets of the Corporation, including its good will and its corporate franchises, upon such terms and conditions as its board of directors deem expedient and for the best interests of the Corporation.

          8. Meetings of Stockholders. Meeting of stockholders may be held outside the State of Nevada, if the bylaws so provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Nevada at such place or places as may be designated from time to time by the board of directors or in the bylaws of the Corporation.

          9. Amendment. This Corporation reserves the right to amend alter, change or repeal any provision contained in the Articles of Incorporation, in the manner now or hereafter prescribed by statute, or by the Articles of Incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation.

          10. Indemnification of Officers and Directors. The Corporation shall indemnify its officers, directors, employees and agents to the full extent permitted by the laws of the State of Nevada.

The vote by which the stockholders holding shares in the Corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: <*>

OFFICER’S SIGNATURE

          The undersigned, President of the Corporation, for the purpose of restating the Articles of Incorporation of Aberdene Mines Limited, hereby makes, files and records this Amended and Restated Articles of Incorporation and certifies that it is the act and deed of the Corporation and that the facts stated herein are true.

____________________________
BRYAN WILSON

SCHEDULE “B”

2006 Stock Incentive Plan

ABERDENE MINES LIMITED

2006 STOCK INCENTIVE PLAN

Established April 5, 2006

ARTICLE 1.
THE PLAN

1.1      Title

This plan is entitled the "2006 Stock Incentive Plan" (the "Plan") of Aberdene Mines Limited, a Nevada corporation (the "Company").

1.2      Purpose

The purpose of the Plan is to enhance the long-term stockholder value of the Company by offering opportunities to directors, officers, employees and eligible consultants of the Company and any Related Company, as defined below, to acquire and maintain stock ownership in the Company in order to give these persons the opportunity to participate in the Company's growth and success, and to encourage them to remain in the service of the Company or a Related Company.

ARTICLE 2.
DEFINITIONS

2.1      Definitions

The following terms will have the following meanings in the Plan:

"Award" means any Option granted under this Plan.

"Board" means the Board of Directors of the Company.

"Cause," unless otherwise defined in the instrument evidencing the award or in an employment or services agreement between the Company or a Related Company and a Participant, means a material breach of the employment or services agreement, dishonesty, fraud, misconduct, unauthorized use or disclosure of confidential information or trade secrets, or conviction or confession of a crime punishable by law (except minor violations), in each case as determined by the Plan Administrator, and its determination shall be conclusive and binding.

"Code" means the Internal Revenue Code of 1986, as amended from time to time.

"Common Stock" means the shares of common stock, par value $0.00001 per share, of the Company.

“Consultant” means any consultant, agent, advisor or independent contractor who provides services to the Company or a Related Company, but does not include an officer or director of the Company.

"Consultant Participant" means a Participant who is defined as a Consultant Participant in Article 5.

"Corporate Transaction," unless otherwise defined in the instrument evidencing the Award or in a written employment or services agreement between the Company or a Related Company and a Participant, means consummation of either:

(a)	a merger or consolidation of the Company with or into any other corporation, entity or person or

(b)

a sale, lease, exchange or other transfer in one transaction or a series of related transactions of all or substantially all the Company's outstanding securities or all or substantially all the Company's assets; provided, however, that a Corporate Transaction shall not include a Related Party Transaction.

"Disability," unless otherwise defined by the Plan Administrator, means a mental or physical impairment of the Participant that is expected to result in death or that has lasted or is expected to last for a continuous period of 12 months or more and that causes the Participant to be unable, in the opinion of the Company, to perform his or her duties for the Company or a Related Company and to be engaged in any substantial gainful activity.

"Employment Termination Date" means, with respect to a Participant, the first day upon which the Participant no longer has an employment or service relationship with the Company or any Related Company.

"Exchange Act" means the Securities Exchange Act of 1934, as amended.

"Fair Market Value" means the per share value of the Common Stock determined as follows: (a) if the Common Stock is listed on an established stock exchange or exchanges or the NASDAQ National Market, the average closing price per share during the twenty trading days immediately preceding such date on the principal exchange on which it is traded or as reported by NASDAQ; (b) if the Common Stock is not then listed on an exchange or the NASDAQ National Market, but is quoted on the NASDAQ Capital Market, the OTC Bulletin Board service or the Pink Sheets electronic quotation service, the average of the closing bid and ask prices per share for the Common Stock as quoted by NASD, the OTC Bulletin Board or the Pink Sheets, as the case may be, during the twenty trading days immediately preceding such date; or (c) if there is no such reported market for the Common Stock for the date in question, then an amount determined in good faith by the Plan Administrator.

"Grant Date" means the date on which the Plan Administrator completes the corporate action relating to the grant of an Award or such later date specified by the Plan Administrator, and on which all conditions precedent to the grant have been satisfied, provided that conditions to the exercisability or vesting of Awards shall not defer the Grant Date.

"Incentive Stock Option" means an Option granted with the intention, as reflected in the instrument evidencing the Option, that it qualify as an "incentive stock option" as that term is defined in Section 422 of the Code.

"Non-Qualified Stock Option" means an Option other than an Incentive Stock Option.

"Option" means the right to purchase Common Stock granted under Article 7.

"Option Expiration Date" has the meaning set forth in Article 7.6.

"Option Term" has the meaning set forth in Article 7.3.

"Participant" means the person to whom an Award is granted and who meets the eligibility requirements imposed by Article 5, including Consultant Participants, as defined in Article 5.

"Plan Administrator" has the meaning set forth in Article 3.1.

"Related Company" means any entity that, directly or indirectly, is in control of or is controlled by the Company.

"Related Party Transaction" means: (a) a merger or consolidation of the Company in which the holders of shares of Common Stock immediately prior to the merger hold at least a majority of the shares of Common Stock in the Successor Corporation immediately after the merger; (b) a sale, lease, exchange or other transaction in one transaction or a series of related transactions of all or substantially all the Company's assets to a wholly-owned subsidiary corporation; (c) a mere reincorporation of the Company; or (d) a transaction undertaken for the sole purpose of creating a holding company that will be owned in substantially the same proportion by the persons who held the Company's securities immediately before such transaction.

"Securities Act" means the Securities Act of 1933, as amended.

"Successor Corporation" has the meaning set forth in Article 11.3(a) .

"Vesting Commencement Date" means the Grant Date or such other date selected by the Plan Administrator as the date from which the Option begins to vest for purposes of Article 7.4.

ARTICLE 3.
ADMINISTRATION

3.1      Plan Administrator

The Plan shall be administered by the Board or a committee appointed by, and consisting of two or more members of, the Board (the "Plan Administrator"). If and so long as the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, the Board shall consider in selecting the members of any committee acting as Plan Administrator, with respect to any persons subject or likely to become subject to Section 16 of the Exchange Act, the provisions regarding (a) "outside directors" as contemplated by Section 162(m) of the Code and (b) "non-employee directors" as contemplated by Rule 16b-3 under the Exchange Act. Committee members shall serve for such term as the Board may determine, subject to removal by the Board at any time. At any time when no committee has been appointed to administer the Plan, then the Board will be the Plan Administrator.

3.2      Administration and Interpretation by Plan Administrator

Except for the terms and conditions explicitly set forth in the Plan, the Plan Administrator shall have exclusive authority, in its discretion, to determine all matters relating to Awards under the Plan, including the selection of individuals to be granted Awards, the type of Awards, the number of shares of Common Stock subject to an Award, all terms, conditions, restrictions and limitations, if any, of an Award and the terms of any instrument that evidences the Award. The Plan Administrator shall also have exclusive authority to interpret the Plan and the terms of any instrument evidencing the Award and may from time to time adopt and change rules and regulations of general application for the Plan's administration. The Plan Administrator's interpretation of the Plan and its rules and regulations, and all actions taken and determinations made by the Plan Administrator pursuant to the Plan, shall be conclusive and binding on all parties involved or affected. The Plan Administrator may delegate administrative duties to such of the Company's officers as it so determines.

ARTICLE 4.
STOCK SUBJECT TO THE PLAN

4.1      Authorized Number of Shares

Subject to adjustment from time to time as provided in this Article 4.1 and in Article 11.1, the maximum aggregate number of shares of Common Stock available for issuance under the Plan shall be Ten Million (10,000,000) shares. The maximum aggregate number of shares of the Company’s Common Stock that may be optioned and sold under the Plan will be increased effective the first day of each of the Company’s fiscal quarters, beginning with the fiscal quarter commencing April 1, 2006, by an amount equal to the lesser of:

(1)	15% of the total increase in the number of shares of Common Stock outstanding during the previous fiscal quarter; or

(2)	a lesser number of shares of Common Stock as may be determined by the Board.

4.2      Reuse of Shares

Any shares of Common Stock that have been made subject to an Award that cease to be subject to the Award (other than by reason of exercise or settlement of the Award to the extent it is exercised for or settled in shares) shall again be available for issuance in connection with future grants of Awards under the Plan. In the event shares issued under the Plan are reacquired by the Company pursuant to any forfeiture provision or right of repurchase, such shares shall again be available for the purposes of the Plan; provided, however, that the maximum number of shares that may be issued upon the exercise of Incentive Stock Options shall equal the share number stated in Article 4.1, subject to adjustment from time to time as provided in Article 11.1; and provided, further, that for purposes of Article 4.3, any such shares shall be counted in accordance with the requirements of Section 162(m) of the Code.

ARTICLE 5.
ELIGIBILITY

5.1      Plan Eligibility

An Award may be granted to any officer, director or employee of the Company or a Related Company that the Plan Administrator from time to time selects. An Award may also be granted to any consultant, agent, advisor or independent contractor who provides services to the Company or any Related Company (a “Consultant Participant”), so long as such Consultant Participant: (a) is a natural person; (b) renders bona fide services that are not in connection with the offer and sale of the Company's securities in a capital-raising transaction; and (c) does not directly or indirectly promote or maintain a market for the Company's securities.

ARTICLE 6.
AWARDS

6.1      Form and Grant of Awards

The Plan Administrator shall have the authority, in its sole discretion, to determine the type or types of Awards to be granted under the Plan. Awards may be granted singly or in combination.

6.2      Settlement of Awards

The Company may settle Awards through the delivery of shares of Common Stock, the granting of replacement Awards or any combination thereof as the Plan Administrator shall determine. Any Award settlement, including payment deferrals, may be subject to such conditions, restrictions and contingencies as the Plan Administrator shall determine. The Plan Administrator may permit or require the deferral of any Award payment, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest, or dividend equivalents, including converting such credits into deferred stock equivalents.

ARTICLE 7.
AWARDS OF OPTIONS

7.1      Grant of Options

The Plan Administrator shall have the authority, in its sole discretion, to grant Options to Participants as Incentive Stock Options or as Non-Qualified Stock Options, which shall be appropriately designated.

7.2      Option Exercise Price

The exercise price for shares purchased under an Option shall be as determined by the Plan Administrator, provided that:

(a)

the exercise price for Options granted to Participants other than Consultant Participants shall not be less than the minimum exercise price required by Article 8.3 with respect to Incentive Stock Options and shall not be less than 75% of the Fair Market Value of the Common Stock on the Grant Date with respect to Non-Qualified Stock Options;

(b)	the exercise price for Options granted to Consultant Participants shall not be less than 75% of the Fair Market Value of the Common Stock on the Grant Date.

7.3      Term of Options

Subject to earlier termination in accordance with the terms of the Plan and the instrument evidencing the Option, the maximum term of an Option (the "Option Term") shall be as established for that Option by the Plan Administrator or, if not so established, shall be ten years from the Grant Date.

7.4      Exercise of Options

The Plan Administrator shall establish and set forth in each instrument that evidences an Option the time at which, or the installments in which, the Option shall vest and become exercisable, any of which provisions may be waived or modified by the Plan Administrator at any time.

The Plan Administrator, in its sole discretion, may adjust the vesting schedule of an Option held by a Participant who works less than "full-time" as that term is defined by the Plan Administrator or who takes a Company-approved leave of absence.

To the extent an Option has vested and become exercisable, the Option may be exercised in whole or from time to time in part by delivery to the Company of a written stock option exercise agreement or notice, in a form and in accordance with procedures established by the Plan Administrator, setting forth the number of shares with respect to which the Option is being exercised, the restrictions imposed on the shares purchased under such exercise agreement, if any, and such representations and agreements as may be required by the Plan Administrator, accompanied by payment in full as described in Article 7.5. An Option may be exercised only for whole shares and may not be exercised for less than a reasonable number of shares at any one time, as determined by the Plan Administrator.

7.5      Payment of Exercise Price

The exercise price for shares purchased under an Option shall be paid in full to the Company by the delivery of consideration equal to the product of the Option exercise price and the number of shares purchased. Such consideration must be paid before the Company will issue the shares being purchased and must be delivered in the form of a check or bank draft or other method of payment or some combination thereof as may be acceptable to the Plan Administrator for that purchase.

7.6      Post-Termination Exercises

The Plan Administrator shall establish and set forth, in each instrument that evidences an Option, whether the Option shall continue to be exercisable, and the terms and conditions of such exercise, if the Participant ceases to be employed by, or to provide services to, the Company or a Related Company, which provisions may be waived or modified by the Plan Administrator at any time. If not so established in the instrument evidencing the Option, the Option shall be exercisable according to the following terms and conditions, which may be waived or modified by the Plan Administrator at any time:

(a)	Except as otherwise set forth in this Article 7.6, any portion of an Option that is not vested and exercisable on the Employment Termination Date shall expire on such date.

(b)	Any portion of an Option that is vested and exercisable on the Employment Termination Date shall expire on the earliest to occur of:

(i)

if the Participant's Employment Termination Date occurs by reason of retirement, resignation or for any other reasons other than for Cause, Disability or death, the day which is thirty (30) days after such Employment Termination Date;

	(ii)	if the Participant's Employment Termination Date occurs by reason of Disability or death, the day which is six (6) months after such Employment Termination Date; and

	(iii)	the last day of the Option Term (the "Option Expiration Date").

Notwithstanding the foregoing, if the Participant dies after his or her Employment Termination Date, but while an Option is otherwise exercisable, the portion of the Option that is vested and exercisable on such Employment Termination Date shall expire upon the earlier to occur of: (A) the Option Expiration Date, and (B) the day which is six (6) months after the date of death, unless the Plan Administrator determines otherwise.

Also notwithstanding the foregoing, in case of termination of the Participant's employment or service relationship for Cause, all Options granted to that Participant shall automatically expire upon first notification to the Participant of such termination, unless the Plan Administrator determines otherwise. If a Participant's employment or service relationship with the Company is suspended pending an investigation of whether the Participant shall be terminated for Cause, all the Participant's rights under any Option shall likewise be suspended during the period of investigation. If any facts that would constitute termination for Cause are discovered after the Participant's relationship with the Company or a Related Company has ended, any Option then held by the Participant may be immediately terminated by the Plan Administrator, in its sole discretion.

(c)

Unless the Plan Administrator determines otherwise, a termination of the Participant’s status as an employee, officer, director or Consultant of the Company or any Related Company (the “Original Position”), other than a termination for Cause, death or Disability, the Participant shall not be deemed to have ceased to be employed by or to have ceased providing services to the Company or any Related Company, provided that the Participant acts as an employee, officer, director or Consultant of the Company or a Related Company eligible to receive an Award under the provisions of Article 5, in another capacity, immediately upon the termination of the Original Position.

(d)	The effect of a Company-approved leave of absence on the application of this Article 7 shall be determined by the Plan Administrator, in its sole discretion.

(e)

If a Participant's employment or service relationship with the Company or a Related Company terminates by reason of Disability or death, the Option shall become fully vested and exercisable for all the shares subject to the Option. Such Option shall remain exercisable for the time period set forth in this Article 7.6.

ARTICLE 8.
INCENTIVE STOCK OPTION LIMITATIONS

Notwithstanding any other provisions of the Plan, and to the extent required by Section 422 of the Code, Incentive Stock Options shall be subject to the following additional terms and conditions:

8.1      Dollar Limitation

To the extent the aggregate Fair Market Value (determined as of the Grant Date) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time during any calendar year (under the Plan and all other stock option plans of the Company) exceeds $100,000, such portion in excess of $100,000 shall be treated as a Non-Qualified Stock Option. In the event the Participant holds two or more such Options that become exercisable for the first time in the same calendar year, such limitation shall be applied on the basis of the order in which such Options are granted.

8.2      Eligible Employees

Individuals who are not employees of the Company or one of its parent corporations or subsidiary corporations may not be granted Incentive Stock Options.

8.3      Exercise Price

The exercise price of an Incentive Stock Option shall be at least 100% of the Fair Market Value of the Common Stock on the Grant Date, and in the case of an Incentive Stock Option granted to a Participant who owns more than 10% of the total combined voting power of all classes of the stock of the Company or of its parent or subsidiary corporations (a "Ten Percent Stockholder"), shall not be less than 110% of the Fair Market Value of the Common Stock on the Grant Date. The determination of more than 10% ownership shall be made in accordance with Section 422 of the Code.

8.4      Exercisability

An Option designated as an Incentive Stock Option shall cease to qualify for favorable tax treatment as an Incentive Stock Option to the extent it is exercised (if permitted by the terms of the Option) (a) more than three months after the Employment Termination Date if termination was for reasons other than death or disability, (b) more than one year after the Employment Termination Date if termination was by reason of disability, or (c) after the Participant has been on leave of absence for more than 90 days, unless the Participant's reemployment rights are guaranteed by statute or contract.

8.5      Taxation of Incentive Stock Options

In order to obtain certain tax benefits afforded to Incentive Stock Options under Section 422 of the Code, the Participant must hold the shares acquired upon the exercise of an Incentive Stock Option for two years after the Grant Date and one year after the date of exercise. A Participant may be subject to the alternative minimum tax at the time of exercise of an Incentive Stock Option. The Participant shall give the Company prompt notice of any disposition of shares acquired on the exercise of an Incentive Stock Option prior to the expiration of such holding periods.

8.6      Code Definitions

For the purposes of this Article 8, "parent corporation", "subsidiary corporation" and "disability" shall have the meanings attributed to those terms for purposes of Section 422 of the Code.

ARTICLE 9.
WITHHOLDING

9.1      General

The Company may require the Participant to pay to the Company the amount of any taxes that the Company is required by applicable federal, state, local or foreign law to withhold with respect to the grant, vesting or exercise of an Award. The Company shall not be required to issue any shares Common Stock under the Plan until such obligations are satisfied.

9.2      Payment of Withholding Obligations in Cash or Shares

The Plan Administrator may permit or require a Participant to satisfy all or part of his or her tax withholding obligations by: (a) paying cash to the Company, (b) having the Company withhold from any cash amounts otherwise due or to become due from the Company to the Participant, (c) having the Company withhold a portion of any shares of Common Stock that would otherwise be issued to the Participant having a value equal to the tax withholding obligations (up to the employer's minimum required tax withholding rate), or (d) surrendering any shares of Common Stock that the Participant previously acquired having a value equal to the tax withholding obligations (up to the employer's minimum required tax withholding rate to the extent the Participant has held the surrendered shares for less than six months).

ARTICLE 10.
ASSIGNABILITY

10.1      Assignment

Neither an Award nor any interest therein may be assigned, pledged or transferred by the Participant or made subject to attachment or similar proceedings other than by will or by the applicable laws of descent and distribution, and, during the Participant's lifetime, such Awards may be exercised only by the Participant. Notwithstanding the foregoing, and to the extent permitted by Section 422 of the Code, the Plan Administrator, in its sole discretion, may permit a Participant to assign or transfer an Award or may permit a Participant to designate a beneficiary who may exercise the Award or receive payment under the Award after the Participant's death; provided, however, that any Award so assigned or transferred shall be subject to all the terms and conditions of the Plan and those contained in the instrument evidencing the Award.

ARTICLE 11.
ADJUSTMENTS

11.1      Adjustment of Shares

In the event, at any time or from time to time, a stock dividend, stock split, spin-off, combination or exchange of shares, recapitalization, merger, consolidation, distribution to stockholders other than a normal cash dividend, or other change in the Company's corporate or capital structure, including, without limitation, a Related Party Transaction, results in: (a) the outstanding shares of Common Stock, or any securities exchanged therefor or received in their place, being exchanged for a different number or kind of securities of the Company or of any other corporation, or (b) new, different or additional securities of the Company or of any other corporation being received by the holders of shares of Common Stock of the Company, then the Plan Administrator shall make proportional adjustments in: (i) the maximum number and kind of securities subject to the Plan and issuable as Incentive Stock Options as set forth in Article 4 and the maximum number and kind of securities that may be made subject to Awards to any individual as set forth in Article 4.3, and (ii) the number and kind of securities that are subject to any outstanding Award and the per share price of such securities, without any change in the aggregate price to be paid therefor. The determination by the Plan Administrator as to the terms of any of the foregoing adjustments shall be conclusive and binding. Notwithstanding the foregoing, a dissolution or liquidation of the Company or a Corporate Transaction shall not be governed by this Article 11.1 but shall be governed by Articles 11.2 and 11.3, respectively.

11.2      Dissolution or Liquidation

To the extent not previously exercised or settled, and unless otherwise determined by the Plan Administrator in its sole discretion, Options denominated in units shall terminate immediately prior to the dissolution or liquidation of the Company. To the extent a forfeiture provision or repurchase right applicable to an Award has not been waived by the Plan Administrator, the Award shall be forfeited immediately prior to the consummation of the dissolution or liquidation.

11.3      Corporate Transaction

Options

(a)

In the event of a Corporate Transaction, except as otherwise provided in the instrument evidencing an Option (or in a written employment or services agreement between a Participant and the Company or Related Company) and except as provided in subsection (b) below, each outstanding Option shall be assumed or an equivalent option or right substituted by the surviving corporation, the successor corporation or its parent corporation, as applicable (the "Successor Corporation").

(b)

If, in connection with a Corporate Transaction, the Successor Corporation refuses to assume or substitute for an Option, then each such outstanding Option shall become fully vested and exercisable with respect to 100% of the unvested portion of the Option. In such case, the Plan Administrator shall notify the Participant in writing or electronically that the unvested portion of the Option specified above shall be fully vested and exercisable for a specified time period. At the expiration of the time period, the Option shall terminate, provided that the Corporate Transaction has occurred.

(c)

For the purposes of this Article 11.3, the Option shall be considered assumed or substituted for if following the Corporate Transaction the option or right confers the right to purchase or receive, for each share of Common Stock subject to the Option immediately prior to the Corporate Transaction, the consideration (whether stock, cash, or other securities or property) received in the Corporate Transaction by holders of Common Stock for each share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the Corporate Transaction is not solely common stock of the Successor Corporation, the Plan Administrator may, with the consent of the Successor Corporation, provide for the consideration to be received upon the exercise of the Option, for each share of Common Stock subject thereto, to be solely common stock of the Successor Corporation substantially equal in fair market value to the per share consideration received by holders of Common Stock in the Corporate Transaction. The determination of such substantial equality of value of consideration shall be made by the Plan Administrator and its determination shall be conclusive and binding.

(d)	All Options shall terminate and cease to remain outstanding immediately following the Corporate Transaction, except to the extent assumed by the Successor Corporation.

11.4      Further Adjustment of Awards

Subject to Articles 11.2 and 11.3, the Plan Administrator shall have the discretion, exercisable at any time before a sale, merger, consolidation, reorganization, liquidation or change of control of the Company, as defined by the Plan Administrator, to take such further action as it determines to be necessary or advisable, and fair and equitable to the Participants, with respect to Awards. Such authorized action may include (but shall not be limited to) establishing, amending or waiving the type, terms, conditions or duration of, or restrictions on, Awards so as to provide for earlier, later, extended or additional time for exercise, lifting restrictions and other modifications, and the Plan Administrator may take such actions with respect to all Participants, to certain categories of Participants or only to individual Participants. The Plan Administrator may take such action before or after granting Awards to which the action relates and before or after any public announcement with respect to such sale, merger, consolidation, reorganization, liquidation or change of control that is the reason for such action.

11.5      Limitations

The grant of Awards shall in no way affect the Company's right to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

11.6      Fractional Shares

In the event of any adjustment in the number of shares covered by any Award, each such Award shall cover only the number of full shares resulting from such adjustment.

ARTICLE 12.
AMENDMENT AND TERMINATION

12.1      Amendment or Termination of Plan

The Board may suspend, amend or terminate the Plan or any portion of the Plan at any time and in such respects as it shall deem advisable; provided, however, that to the extent required for compliance with Section 422 of the Code or any applicable law or regulation, stockholder approval shall be required for any amendment that would: (a) increase the total number of shares available for issuance under the Plan, (b) modify the class of employees eligible to receive Options, or (c) otherwise require stockholder approval under any applicable law or regulation. Any amendment made to the Plan that would constitute a "modification" to Incentive Stock Options outstanding on the date of such amendment shall not, without the consent of the Participant, be applicable to such outstanding Incentive Stock Options but shall have prospective effect only.

12.2      Term of Plan

Unless sooner terminated as provided herein, the Plan shall terminate ten years after the earlier of the Plan's adoption by the Board and approval by the stockholders.

12.3      Consent of Participant

The suspension, amendment or termination of the Plan or a portion thereof or the amendment of an outstanding Award shall not, without the Participant's consent, materially adversely affect any rights under any Award theretofore granted to the Participant under the Plan. Any change or adjustment to an outstanding Incentive Stock Option shall not, without the consent of the Participant, be made in a manner so as to constitute a "modification" that would cause such Incentive Stock Option to fail to continue to qualify as an Incentive Stock Option. Notwithstanding the foregoing, any adjustments made pursuant to Article 11 shall not be subject to these restrictions.

ARTICLE 13.
GENERAL

13.1      Evidence of Awards

Awards granted under the Plan shall be evidenced by a written instrument that shall contain such terms, conditions, limitations and restrictions as the Plan Administrator shall deem advisable and that are not inconsistent with the Plan.

13.2      No Individual Rights

Nothing in the Plan or any Award granted under the Plan shall be deemed to constitute an employment contract or confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other relationship with, the Company or any Related Company or limit in any way the right of the Company or any Related Company to terminate a Participant's employment or other relationship at any time, with or without Cause.

13.3      Issuance of Shares

Notwithstanding any other provision of the Plan, the Company shall have no obligation to issue or deliver any shares of Common Stock under the Plan or make any other distribution of benefits under the Plan unless, in the opinion of the Company's counsel, such issuance, delivery or distribution would comply with all applicable laws (including, without limitation, the requirements of the Securities Act), and the applicable requirements of any securities exchange or similar entity.

The Company shall be under no obligation to any Participant to register for offering or resale or to qualify for exemption under the Securities Act, or to register or qualify under state securities laws, any shares of Common Stock, security or interest in a security paid or issued under, or created by, the Plan, or to continue in effect any such registrations or qualifications if made. The Company may issue certificates for shares with such legends and subject to such restrictions on transfer and stop-transfer instructions as counsel for the Company deems necessary or desirable for compliance by the Company with federal and state securities laws.

To the extent the Plan or any instrument evidencing an Award provides for issuance of stock certificates to reflect the issuance of shares of Common Stock, the issuance may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.

13.4      No Rights as a Stockholder

No Option denominated in units shall entitle the Participant to any cash dividend, voting or other right of a stockholder unless and until the date of issuance under the Plan of the shares that are the subject of such Award.

13.5      Compliance With Laws and Regulations

Notwithstanding anything in the Plan to the contrary, the Plan Administrator, in its sole discretion, may bifurcate the Plan so as to restrict, limit or condition the use of any provision of the Plan to Participants who are officers or directors subject to Section 16 of the Exchange Act without so restricting, limiting or conditioning the Plan with respect to other Participants. Additionally, in interpreting and applying the provisions of the Plan, any Option granted as an Incentive Stock Option pursuant to the Plan shall, to the extent permitted by law, be construed as an "incentive stock option" within the meaning of Section 422 of the Code.

13.6      Participants in Other Countries

The Plan Administrator shall have the authority to adopt such modifications, procedures and subplans as may be necessary or desirable to comply with provisions of the laws of other countries in which the Company or any Related Company may operate to assure the viability of the benefits from Awards granted to Participants employed in such countries and to meet the objectives of the Plan.

13.7      No Trust or Fund

The Plan is intended to constitute an "unfunded" plan. Nothing contained herein shall require the Company to segregate any monies or other property, or shares of Common Stock, or to create any trusts, or to make any special deposits for any immediate or deferred amounts payable to any Participant, and no Participant shall have any rights that are greater than those of a general unsecured creditor of the Company.

13.8      Severability

If any provision of the Plan or any Award is determined to be invalid, illegal or unenforceable in any jurisdiction, or as to any person, or would disqualify the Plan or any Award under any law deemed applicable by the Plan Administrator, such provision shall be construed or deemed amended to conform to applicable laws, or, if it cannot be so construed or deemed amended without, in the Plan Administrator's determination, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, person or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.

13.9      Choice of Law

The Plan and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by the laws of the United States, shall be governed by the laws of the State of Nevada without giving effect to principles of conflicts of law.

ARTICLE 14.
EFFECTIVE DATE

14.1      Effective Date of Plan

The effective date is the date on which the Plan is adopted by the Board. If the stockholders of the Company do not approve the Plan within 12 months after the Board's adoption of the Plan, any Incentive Stock Options granted under the Plan will be treated as Non-Qualified Stock Options.

PROXY

SPECIAL MEETING OF SHAREHOLDERS OF

ABERDENE MINES LIMITED
(the "Company")

TO BE HELD AT:

RENAISSANCE VANCOUVER HOTEL HARBOURSIDE AT 1133 WEST HASTINGS STREET, VANCOUVER, BRITISH COLUMBIA, V6E 3T3 ON AUGUST 3, 2006 AT 2:00 PM (PACIFIC TIME)

The undersigned shareholder (“Registered Shareholder”) of the Company hereby appoints, Bryan Wilson, a director of the Company, or failing this person, Anthony Harvey , a director of the Company, or in place of the foregoing, ______________________________ as proxyholder for and on behalf of the Registered Shareholder with the power of substitution to attend, act and vote for and on behalf of the Registered Shareholder in respect of all matters that may properly come before the Meeting of the Registered Shareholders of the Company and at every adjournment thereof, to the same extent and with the same powers as if the undersigned Registered Shareholder were present at the said Meeting, or any adjournment thereof.

The Registered Shareholder hereby directs the proxyholder to vote the securities of the Company registered in the name of the Registered Shareholder as specified herein

The undersigned Registered Shareholder hereby revokes any proxy previously given to attend and vote at said Meeting.

SIGN HERE:

Please Print Name:

Date:

Number of Shares
Represented by Proxy:

Resolutions (For full detail of each item, please see the enclosed Notice of Meeting and Proxy Statement)

		For	Against	Abstain
1.	Approval of Amendment to Articles of
Incorporation to Increase of the Number of
Shares of Authorized Common Stock to
500,000,000 Shares

2.	Approval of change of name from
“Aberdene Mines Limited” to “Canyon
Copper Corp”.

3.	Approval of an amendment to the
Company’s Articles of Incorporation by
deleting current Article 2 of the Articles of
Incorporation in its entirety.

4.	Approval of the 2006 Stock Incentive Plan
of the Company established on April 5, 2006

THIS PROXY FORM IS NOT VALID UNLESS IT IS SIGNED .
SEE IMPORTANT INFORMATION AND INSTRUCTIONS ON REVERSE

INSTRUCTIONS FOR COMPLETION OF PROXY

1.	This proxy is solicited by the Management of the Company.

2.

This form of proxy (the “Instrument of Proxy”) must be signed by you, the Registered Stockholder, or by your attorney duly authorized by you in writing, or, in the case of a company, by a duly authorized officer or representative of the company; and if executed by an attorney, officer, or other duly appointed representative, the original or a notarial copy of the instrument so empowering such person, or such other documentation in support as shall be acceptable to the Chairman of the Meeting, must accompany this Instrument of Proxy.

3.

If this Instrument of Proxy is not dated in the space provided, authority is hereby given by you, the Registered Stockholder, for the named proxies to date this proxy seven (7) calendar days after the date on which it was mailed to you, the Registered Stockholder.

4.	A Registered Stockholder who wishes to attend the Meeting and vote on the resolutions in person, may simply register with the scrutineers before the Meeting begins.

5.

A Registered Stockholder who is not able to attend the Meeting in person but wishes to vote on the proposals set out in this Instrument of Proxy may appoint the management persons named on this Instrument of Proxy as proxy for the Registered Stockholder by completing and signing this Instrument of Proxy and by indicating your choice on a proposal by placing an “X” in the appropriate box. Where no choice is specified by a Registered Stockholder with respect to a proposal set out in this Instrument of Proxy, a management appointee acting as proxy will vote in favor of that proposal;

6.

The securities represented by this Instrument of Proxy will be voted or withheld from voting in accordance with the instructions of the Registered Stockholder on any poll of a resolution that may be called for and, if the Registered Stockholder specifies a choice with respect to any matter to be acted upon, the securities will be voted accordingly. Further, the securities will be voted by the appointed proxy with respect to any amendments or variations of any of the resolutions set out on the Instrument of Proxy or matters which may properly come before the Meeting as the proxy, in its sole discretion, sees fit.

If a Registered Stockholder has submitted an Instrument of Proxy,. person the Registered Stockholder may still attend the Meeting and may vote in To do so, the Registered Stockholder must record his/her attendance with the scrutineers before the commencement of the Meeting and revoke, in writing, the prior votes.

To be represented at the Meeting, this proxy form must be received at the office of the Company’s legal counsel, O’Neill Law Group PLLC, by mail or by fax no later than forty eight (48) hours (excluding Saturdays, Sundays and holidays) prior to the time of the Meeting, or adjournment thereof or may be accepted by the Chairman of the Meeting prior to the commencement of the Meeting. The mailing address and fax number is:

O’NEILL LAW GROUP PLLC 435 Martin Street, Suite 1010 Blaine, Washington, USA 98230 Fax No. (360) 332-2291